As filed with the Securities and Exchange Commission on October 4, 2000.
                           Registration No. 333-81551

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                          ----------------------------

                         POST-EFFECTIVE AMENDMENT NO. 2
                                     to the
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                          ----------------------------

                  LEHIGH ACRES FIRST NATIONAL BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

                                  Florida 6021
                 (State or other jurisdiction (Primary Standard of incorporation or organization)Industrial Classification Code Number)


                                   65-0921046
                      (I.R.S. Employer Identification No.)

               1300 Homestead Road N, Lehigh Acres, Florida 33936
                                 (941) 368-1190

          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                       -----------------------------------

                                Brenda M. O'Neil
                             Chief Executive Officer

                              1300 Homestead Road N
                           Lehigh Acres, Florida 33936
                                 (941) 368-1190

       (Name, address, including zip code, and telephone number, including area code, of agent for service)
                       -----------------------------------



      Copies of all communications, including copies of all communications sent to agent for service, should be sent to:

Brenda M. O'Neil                             Neil A. Grayson, Esq.
Lehigh Acres First                           Nelson Mullins Riley
    National Bancshares, Inc.                     & Scarborough, L.L.P.
1300 Homestead Road N                        999 Peachtree Street, NE
Lehigh Acres, Florida 33936                  Suite 1400, First Union Plaza
Phone: (941) 368-1190                        Atlanta, Georgia 30309
Facsimile: (941) 368-1191                    Phone: (404) 817-6000
                                             Facsimile: (404) 817-6225


         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

         The Registrant's offering was terminated on June 30, 2000. No shares of Common Stock or warrants were issued in the offering. All 1,000,000 shares of Common Stock and the warrants to purchase 166,666 shares of Common Stock are hereby deregistered as the date the offering was terminated.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lehigh Acres, State of Florida, on October 4, 2000.

                                    LEHIGH ACRES FIRST NATIONAL BANCSHARES, INC.


                                         By:      /s/ Brenda M. O'Neil
                                            ------------------------------------
                                                      Brenda M. O'Neil
                                                      Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following in the capacities and on the dates indicated.

     Signature                                   Title
     ---------                                   -----

         Robert C. Bagans                        Director


                           *
----------------------------
         Calvin H. Beals                         Director


                           *
----------------------------
         Paul F. Dinger                          Director


                           *
----------------------------
         James D. Hull                           Director


                           *
----------------------------
         Lawrence J. Murphy, D.V.M.              Director


     /s/ Brenda M. O'Neil
----------------------------
         Brenda M. O'Neil                        Director, Chief Executive
                                                 Officer and President
                                                 (PRINCIPAL EXECUTIVE OFFICER)
                                                 (PRINCIPAL ACCOUNTING OFFICER)

                   (Signatures continued from previous page)



                           *
----------------------------
         Micki J. Regas                           Director


----------------------------
         Patricia A. Regas                        Director


                           *
----------------------------
         Kenneth C. Wolfe                         Director


 *By: /s/ Brenda M. O'Neil
      ----------------------
          Brenda M. O'Neil
          Attorney-in-fact